Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form S-4 of our report dated September 27, 2024, except for the effects of Note 14, Reverse Stock Split, as to which the date is July 31, 2025, with respect to the consolidated financial statements of InMed Pharmaceuticals Inc. included in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Marcum LLP

New York, NY

July 2, 2026